EXHIBIT  2.1
------------

                            SHARE PURCHASE AGREEMENT

                                      AMONG

                             INSIGHTFUL CORPORATION,

                                   PREDICT AG,

                                       AND

                         THE SHAREHOLDERS OF PREDICT AG





                         DATED AS OF SEPTEMBER 12, 2001

                                TABLE OF CONTENTS


                                                                                    PAGE
ARTICLE  1     -  PURCHASE  AND  SALE  OF  SHARES . . . . . . . . . . . . . . . . . . 1

     1.1     Purchase  and  Sale  of  Shares . . . . . . . . . . . . . . . . . . . . .1
     1.2     The  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.3     Purchase  Consideration . . . . . . . . . . . . . . . . . . . . . . . . .2
ARTICLE  2     -  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
               AND THE VOTING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . .3

     2.1     Organization;  Power  and  Authority . . . . . . . . . . . . . . . . . . 3
     2.2     Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     2.3     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     2.4     No  Approvals;  No  Conflicts . . . . . . . . . . . . . . . . . .  . . . 4
     2.5     Financial  Statements . . . . . . . . . . . . . . . . . . . . . .  . . . 5
     2.6     Absence  of  Certain  Changes  or  Events . . . . . . . . . . . . . . . .5
     2.7     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     2.8     Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     2.9     Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     2.10    Corporate  Books  and  Records . . . . . . . . . . . . . . . . . . . . .10
     2.11    Claims  and  Legal  Proceedings . . . . . . . . . . . . . . . . . . . . 10
     2.12    Labor  and  Employment  Matters . . . . . . . . . . . . . . . . . . . . 11
     2.13    Employee  Benefit  Plans . . . . . . . . . . . . . . . . . . . . . . . .11
     2.14    Intellectual  Property . . . . . . . . . . . . . . . . . . . . . . . . .13
     2.15    Compliance  With  Laws;  Permits . . . . . . . . . . . . . . . . . . . .17
     2.16    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     2.17    Brokers  or  Finders . . . . . . . . . . . . . . . . . . . . . . . . . .18
     2.18    Dividends . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . .18
     2.19    Full  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
ARTICLE  2A    -  REPRESENTATIONS AND WARRANTIES OF THE
                SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

          2A.1     Good  Title . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
          2A.2     Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
          2A.3     Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . .19


                                       -i-

                                TABLE OF CONTENTS

                                   (continued)

                                                                                    PAGE

          2A.4     No  Approvals  or  Notices Required; No Conflicts . . . . . . . . 19
          2A.5     Claims  Against  the  Company . . . . . . . . . . . . . . . . . . 20
          2A.6     Brokers  or  Agents . . . . . . . . . . . . . . . . . . . . . . . 20
          2A.7     Sophistication;  Accreditation . . . . . . . . . . . . . . . . . .20
          2A.8     Information . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
          2A.9     No  Registration . . . . . . . . . . . . . . . . . . . . . . . . .20
          2A.10    Investment  for  Own  Account . . . . . . . . . . . . . . . . . . 21
          2A.11    Resale  Restrictions . . . . . . . . . . . . . . . . . . . . . . .21
          2A.12    No  Hedging  Transactions . . . . . . . . . . . . . . . . . . . . 21
          2A.13    No  U.  S.  Person . . . . . . . . . . . . . . . . . . . . . . . .21
          2A.14    Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
          2A.15    Restrictions  on  Intellectual  Property . . . . . . . . . . . . .22

ARTICLE  3     -  REPRESENTATIONS AND WARRANTIES OF PURCHASER . . . . . . . . . . . .23

     3.1     Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     3.2     Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     3.3     Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     3.4     No  Approvals or Notices Required; No Conflicts With Instruments . . . .23
     3.5     SEC  Documents;  SEC  Reporting . . . . . . . . . . . . . . . . . . . . 24
     3.6     Brokers  or  Finders. . . . . . . . . . . . . . . . . . . . . . . . . . 24
     3.7     Investment  for  Own  Account . . . . . . . . . . . . . . . . . . . . . 24
     3.8     Full  Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
ARTICLE  4     -  DELIVERIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     4.1     Deliveries  of  the  Company  and  the  Shareholders. . . . . . . . . . 24
     4.2     Deliveries  by  Purchaser . . . . . . . . . . . . . . . . . . . . . . . 25
     4.3     Assignment  of  Inventions  . . . . . . . . . . . . . . . . . . . . . . 26
ARTICLE  4A     -  MISCELLANEOUS  AGREEMENTS . . . . . . . . . . . . . . . . . . . . 26
          4A.1     Bank  Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . 26
          4A.2     Tax  Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . 27
ARTICLE  5     -  POST-CLOSING  COVENANTS  . . . . . . . . . . . . . . . . . . . . . 27


                                      -ii-

                                TABLE OF CONTENTS

                                   (continued)

                                                                                    PAGE

     5.1     Further  Action;  Commercially  Reasonable  Efforts . . . . . . . . . . 27
     5.2     Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     5.3     Transfer  Limitations . . . . . . . . . . . . . . . . . . . . . . . . . 28
ARTICLE  6     -  SURVIVAL  AND  INDEMNIFICATION . . . . . . . . . . . . . . . . . . 28
     6.1     Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     6.2     Indemnification by the Company and the Voting Shareholders  . . . . . . 29
     6.3     Indemnification  by  the  Shareholders  . . . . . . . . . . . . . . . . 29
     6.4     Indemnification  by  Purchaser. . . . . . . . . . . . . . . . . . . . . 29
     6.5     Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     6.6     Procedure  for  Indemnification . . . . . . . . . . . . . . . . . . . . 30
     6.7     Holdback. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     6.8     Shareholder  Representative . . . . . . . . . . . . . . . . . . . . . . 33
ARTICLE  7     -  GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     7.1     Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     7.2     Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     7.3     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     7.4     Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     7.5     Entire  Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     7.6     Exclusive  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     7.7     Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     7.8     Parties  in  Interest . . . . . . . . . . . . . . . . . . . . . . . . . 36
     7.9     Governing  Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     7.10    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     7.11    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     7.12    Waiver  of  Jury  Trial . . . . . . . . . . . . . . . . . . . . . . . . 37

                            SHARE PURCHASE AGREEMENT

     This Share Purchase Agreement (this "Agreement") is made and entered into
                                          ---------
as of September 12, 2001, by and among Insightful Corporation, a Delaware corporation ("Purchaser"), Predict AG, a Swiss corporation (the "Company"), and
              ---------                                          -------
the individuals listed in Exhibit 1.3 being shareholders holding only voting shares or voting shares and non-voting shares ("Voting Shareholders") and shareholders holding only non-voting shares ("Non-Voting Shareholders") of the Company (together, the "Shareholders").
                        ------------

                                    RECITALS

     A. The Shareholders own 100% of the issued and outstanding registered voting shares (AK) and registered non-voting shares (participation certificates;
PS) of the share and participation capital of the Company (together, the "Shares") and desire and intend to sell the Shares to Purchaser at the price and
 ------
subject to the terms and conditions set forth below.

     B. Purchaser desires and intends to purchase the Shares from the Shareholders at the price and subject to the terms and conditions set forth below.

                                    AGREEMENT

     In consideration of the terms hereof, the parties hereto agree as follows:

                     ARTICLE 1 - PURCHASE AND SALE OF SHARES

     1.1     PURCHASE AND SALE OF SHARES

     On the terms and subject to the conditions of this Agreement, Purchaser agrees to purchase the Shares from the Shareholders and each of the Shareholders agrees to sell the Shares to Purchaser.

     The rights and obligations associated with the Shares will pass on from the Shareholders to the Purchaser as per the Closing Date as defined in Section 1.2 hereafter, always provided that all conditions of the Closing as set forth herein will be satisfied.

     1.2     THE CLOSING

     Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall take place on September
                                       -------
25, 2001, (the "Closing Date"), after the execution and/or delivery of the
                ------------
documents and instruments set forth in Article 4 hereof, at 6:00 p.m. local time at the offices of Wenger-Plattner, Aeschenvorstadt 55, Basel, Switzerland, or such other time or location as Purchaser and the Company shall agree. At the Closing, each of Purchaser, the Company and the Shareholders shall take all such action and deliver all such funds, documents, instruments, certificates and other items as may be required, under this Agreement or otherwise, in order to perform or fulfill all covenants, conditions and agreements on its part to be performed or fulfilled at or before the Closing Date.

     1.3     PURCHASE CONSIDERATION

          (a) The entire share and participation capital of the Company, consisting of registered voting shares and registered non-voting shares (participation certificates) of CHF 10.00 par value each (collectively, the "Company Common Stock"), shall be exchanged for cash and stock consideration
 --------------------
having an aggregate value of U.S. $2.2 million (the "Purchase Consideration") as
                                                     ----------------------
provided in this section 1.3:

               (i)     Nonemployee Shareholders.  Subject to Section 1.3(c),
                       ------------------------
each Shareholder who is not an employee of the Company (a "Nonemployee
                                                           -----------
Shareholder") shall receive his or her pro rata portion of the Purchase
-----------
Consideration in cash (U.S. $).

               (ii)     Employee Shareholders.  Subject to Section 1.3(c), each
                        ---------------------
Shareholder who is an employee of the Company (an "Employee Shareholder"), shall
                                                   --------------------
receive his or her pro rata portion of the Purchase Consideration 50% in cash (U.S. $) and 50% in shares of Purchaser common stock, par value U.S. $0.01 per share (the "Purchaser Common Stock"), valued at $2.44591 per share (the "Base
            ----------------------                                       ----
Price").  The total number of shares of Purchaser Common Stock to be issued
-----
hereunder shall be 300,000.

          (b) The number of shares of Purchaser Common Stock to be issued to each Employee Shareholder under this Section 1.3 shall be calculated by aggregating all Shares held by each such Employee Shareholder, so that such number of shares of Purchaser Common Stock to be issued to such Employee Shareholder shall be equal to the number of shares held by such Employee Shareholder multiplied by the exchange ratio determined in Section 1.3(a)(ii) above, with fractional shares rounded to the nearest whole number of shares, with .5 rounded up.

          (c) Notwithstanding the foregoing, (i) cash in the amount of 23% of the Purchase Consideration otherwise payable to the two Nonemployee Shareholders who are Voting Shareholders under this Section 1.3 shall be the subject of letter of indemnity to be issued by a first rate Swiss bank for the purpose of securing the indemnification obligations of the Voting Shareholders pursuant to Article 6 hereof (the "Indemnification Cash"), (ii) certificates
                                   --------------------
representing shares of Purchaser Common Stock having a Base Price value equal to 23% of the Purchase Consideration otherwise issuable or payable to the Employee Shareholders under this Section 1.3 shall be held by, and pledged by the Employee Shareholders on a pro rata basis to, Purchaser to secure the indemnification obligations of the Voting Shareholders pursuant to Section 6.2 hereof (the "Indemnification Shares"), (iii) certificates representing shares of
             ----------------------
Purchaser Common Stock having a Base Price value equal to 27% of the Purchase Consideration otherwise issuable to the Key Employees (as defined below) under this Section 1.3 (the "Pledge Shares") shall be held by, and the shares of
                       -------------
Purchaser Common Stock represented by such certificates shall be subject to forfeiture to, Purchaser pursuant to the Pledge Agreement (as defined below) and
(iv) certificates representing the Lock-up Shares (as defined below) shall be held by Purchaser until the applicable Lock-Up Release Date (as defined below). Fractional shares of Purchaser Common Stock shall not be pledged or held as Indemnification Shares or Retention Shares, as applicable. In lieu thereof, each Employee Shareholder of the Company shall round such fractional share to the nearest whole number, with .5 being rounded up, and pledge only full shares of Purchaser Common Stock. Provisions (i), (ii) and (iii) of this Paragraph 1.3(c) shall NOT apply to Non-Voting Shareholders and provision (iv) of this Paragraph 1.3(c) shall NOT apply to Nonemployee Shareholders.

          (d)     Attached as Exhibit 1.3 is a spreadsheet (the "Consideration
                              -----------                        -------------
Spreadsheet") detailing (i) the number of shares of Company non-voting (PS) and
-----------
voting (AK) Common Stock held by each Shareholder, (ii) the amount of Purchaser Common Stock and cash to be received by each such Shareholder at the Closing,
(iii) with respect to each Shareholder, the amount of Indemnification Cash or number of Indemnification Shares to be held in escrow, (iv) with respect to the Key Employees (as defined below), the number of Pledge Shares to be held by Purchaser and (v) the schedule for release of the Lock-up Shares (as defined below) with respect to each Employee Shareholder.

          (e) The Purchase Consideration shall be delivered, in the form and on the dates as described in Paragraphs (a) - (d) above, to the Shareholder Representative for distribution to the Shareholders according to this Agreement, and Purchaser shall upon such delivery be held harmless for any actions taken by the Shareholder Representative after such delivery.

     ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE VOTING
                                  SHAREHOLDERS

     Except as is otherwise set forth with appropriate section references in the Company Disclosure Memorandum attached as Exhibit 2 (the "Company Disclosure
                                          ---------       ------------------
Memorandum"), each of which exceptions shall specifically identify or
----------
cross-reference the provision of this Article 2 to which such exception relates, and which shall constitute in its entirety a representation and warranty under this Article 2, and in order to induce Purchaser to enter into and perform this Agreement, and the other agreements, certificates and questionnaires that are required to be completed and executed pursuant to this Agreement (collectively, the "Operative Documents"), the Company and the Voting Shareholders represent
     -------------------
and warrant to Purchaser as of the date of this Agreement and, if different, as of the Closing Date as follows in this Article 2.

     2.1     ORGANIZATION; POWER AND AUTHORITY

     The Company is a corporation (Aktiengesellschaft) duly organized, validly existing and in good standing under the laws of Switzerland. The Company has all requisite corporate power and authority to own, operate and lease its properties and assets, to carry on its business as now conducted, to enter into and perform its obligations under this Agreement and the Operative Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby. No order has been made, resolution passed or meeting convened for the winding-up of the Company and there are no cases or proceedings under any applicable insolvency, reorganization, or similar laws in any jurisdictions concerning the Company and no receiver, liquidator, trustee, administrator, custodian or similar official has been appointed in any jurisdiction in respect of the whole or any part of the business or assets of the Company.

     2.2     ENFORCEABILITY

     All corporate action on the part of the Company and its officers, directors and Voting Shareholders necessary for the authorization, execution and delivery of this Agreement and the Operative Documents, the consummation of the transactions contemplated hereby, and the performance of all of the Company's obligations under this Agreement and the Operative Documents to which the Company is a party has been taken or will be taken prior to the Closing.

This Agreement has been, and each of the other Operative Documents to which the Company is a party at the Closing will have been, duly executed and delivered by the Company, and this Agreement is, and each of the other Operative Documents to which the Company is a party will be at the Closing, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities (collectively, the "Enforceability Exceptions").
 -------------------------

     2.3     CAPITALIZATION

          (a) The capital structure and Shares of the Company are as set forth in Schedule 2.3(a) to the Company Disclosure Memorandum. The Shares are and as of the Closing will be held of record and, to the knowledge of the Company and each Voting Shareholder, beneficially by the Shareholders as set forth on Schedule 2.3(a) to the Company Disclosure Memorandum. Such outstanding Shares are duly authorized and validly issued, fully paid and nonassessable, and were issued in compliance with all applicable laws. To the knowledge of the Company and each Voting Shareholder, no Person (as defined below) other than the Shareholders holds any interest in any of the outstanding Shares. There are no pending resolutions to increase the authorized or issued share capital of the Company.

          (b) As of the date of this Agreement, there are no outstanding rights of first refusal or offer, preemptive rights, options, warrants, conversion rights, stock purchase rights or other agreements or commitments, either directly or indirectly, for the purchase or acquisition from the Company or any Shareholder of any shares of Company capital stock or any securities convertible into or exchangeable for shares of Company capital stock.

          (c) The Company is not a party or subject to any agreement or understanding and, to the knowledge of the Company or any Voting Shareholder, there is no agreement or understanding between any Persons that affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting by any director of the Company.

          (d) All rights of refusal, co-sale rights and registration rights granted by the Company with respect to the Company Common Stock are described on
Schedule 2.3(d) to the Disclosure Memorandum.

          (e) The Company does not own or control, and has not in the past owned or controlled, directly or indirectly, any corporation, partnership, limited liability company or other business entity. The Company does not own, directly or indirectly, any ownership, equity or voting interest in any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

     2.4     NO APPROVALS; NO CONFLICTS

     The execution, delivery and performance by the Company and each Shareholder of this Agreement and the other Operative Documents to which the Company or any Shareholder is a party and the consummation of the transactions contemplated hereby and thereby and the performance by the Company and each Shareholder of its or his obligations pursuant to this

Agreement and the other Operative Documents to which it or he is a party, will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to the Company or any Shareholder; (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority (a "Person"); (c) except as would not
                                            ------
have a material adverse effect on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or other) or prospects of the Company (a "Company Material Adverse Effect"), result in a
                             -------------------------------
default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject;
(d) result in the creation of any Encumbrance (as defined below) upon any material assets of the Company or, to the knowledge of the Company or any Voting Shareholder, upon any outstanding Shares; (e) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or other constituting documents of the Company; or (f) invalidate or adversely affect any permit, license or authorization currently material to the conduct of the business of the Company.

     2.5     FINANCIAL STATEMENTS

     The Company has delivered to Purchaser an unaudited balance sheet, statement of income and expense, statement of cash flow and statement of shareholders' equity of the Company as of and for the seven-month period ended July 31, 2001 and an audited balance sheet, statement of income and expense, statement of cash flow and statement of shareholders' equity as of or for each of the fiscal years ended December 31, 1999 and 2000. All the foregoing financial statements are herein referred to as the "Company Financial
                                                    -----------------
Statements."  The balance sheet of the Company as of July 31, 2001 is herein
----------
referred to as the "Company Balance Sheet."  Except as set forth in Schedule 2.5
                    ---------------------
to the Company Disclosure Memorandum, the Company Financial Statements have been prepared in conformity with Swiss law and the Swiss Accounting and Reporting Recommendations (Fachempfehlungen fur Rechnungslegung) ("FER") on a basis
                                                         ---
consistent with prior accounting periods and fairly present the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated. The Company has no material liabilities or obligations of any nature (absolute, contingent or otherwise) that are not fully reflected or reserved against in the Company Balance Sheet and that would be required under FER to be reflected or reserved, except liabilities or obligations incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice that are not in excess of U.S. $50,000 in the aggregate or U.S. $25,000 individually.
The Company maintains standard systems of accounting that are adequate for its business. The Company is not a guarantor, indemnitor, surety or other obligor of any indebtedness of any other Person.

     2.6     ABSENCE OF CERTAIN CHANGES OR EVENTS

     Except for transactions specifically contemplated in this Agreement and except as set forth on Schedule 2.6 to the Company Disclosure Memorandum, since the date of the Company Balance Sheet, neither the Company nor any of its officers or directors in their representative capacities on behalf of the Company have:

          (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of business;

          (b) forgiven or canceled any indebtedness or waived any claims or rights of material value (including, without limitation, any indebtedness owing by any Shareholder, officer, director, employee or affiliate of the Company);

          (c) granted, other than in the ordinary course of business and consistent with past practice, any increase in the compensation of directors, officers, employees or consultants (including any such increase pursuant to any employment agreement or bonus, pension, profit-sharing, lease payment or other plan or commitment) or any increase in the compensation payable or to become payable to any director, officer, employee or consultant;

          (d) suffered any change having or reasonably likely to have a Company Material Adverse Effect;

          (e) borrowed or agreed to borrow any funds, incurred or become subject to, whether directly or by way of assumption or guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) in excess of U.S. $10,000 individually or in excess of U.S. $20,000 in the aggregate, except liabilities and obligations that (i) are incurred in the ordinary course of business or (ii) would not be required to be reflected or reserved against in a balance sheet prepared in accordance with FER, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

          (f) paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business of claims, liabilities and obligations reflected or reserved against in the Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Company Balance Sheet, or prepaid any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

          (g) knowingly permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, Encumbrance, restriction or charge, except in the ordinary course of business;

          (h) purchased or sold, transferred or otherwise disposed of any of its material properties or assets (real, personal or mixed, tangible or intangible) except in the ordinary course of business;

          (i) disposed of or permitted to lapse any rights to the use of any trademark, trade name, patent or copyright, or disposed of or disclosed to any Person without obtaining an appropriate confidentiality agreement from any such Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

          (j) made any single capital expenditure or commitment in excess of U.S. $10,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures in excess of U.S. $20,000 for additions to property, plant, equipment or intangible capital assets;

          (k) made any material change in accounting methods or practices or internal control procedures;

          (l) issued any capital stock or other securities, or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company, or otherwise permitted the withdrawal by any of the holders of Shares of any cash or other assets (real, personal or mixed, tangible or intangible), in compensation, indebtedness or otherwise, other than payments of compensation in the ordinary course of business and consistent with past practice;

          (m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to any of the Shareholders, officers, directors or employees or any affiliate of any of the Shareholders, officers, directors or employees, except compensation paid to officers and employees at the rates set forth in Schedule
2.12 to the Company Disclosure Memorandum and except for advances for travel and other business-related expenses;

          (n) completed any sales, other than sales in the ordinary course of business, of any of its Products (as defined below) to any third party; or

          (o) agreed, whether in writing or otherwise, to take any action described in this Section 2.6.

     2.7     TAXES

          2.7.1     Compliance; Status

          (a) (i) All Tax Returns (as defined below) required to be filed by or on behalf of the Company have been filed on a timely basis with the appropriate governmental authority in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns were (at the time they were filed) true, correct and complete in all material respects; (ii) all Taxes (as defined below) of the Company (whether or not reflected on any Tax Return) have been fully and timely paid; (iii) no waivers of statutes of limitation have been given or requested with respect to the Company in connection with any Tax Returns covering the Company with respect to any Taxes payable by it; (iv) no taxing authority in a jurisdiction where the Company does not file Tax Returns has made a claim, assertion or threat to the Company that the Company is or may be subject to taxation by such jurisdiction; (v) the Company has duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate governmental authority all amounts required to be so withheld and paid over for all periods under all applicable laws, and no amounts have been or would be required to be withheld with respect to the lapse of restrictions on Company Common Stock; (vi) there are no liens with respect to Taxes on any of the Company's property or assets other than liens for current Taxes not yet payable; (vii) there are no Tax rulings, requests for rulings or closing agreements relating to the Company that could affect the liability for Taxes or the amount of taxable income of the Company for any period (or portion of a period) after the date hereof; and (viii) no audits or other administrative or court proceedings are presently pending with respect to any Taxes or Tax Returns of the Company.

          (b) The Company is not a party to any Tax allocation or sharing agreement and does not have any liability for Taxes of any Person as a transferee or successor by contract or otherwise.

          (c) Since the date of the Company Balance Sheet, the Company has not incurred any liability to Taxes other than in the ordinary course of business. There are no reasons why any tax assessment would be considered to be incorrect or capable of being reopened by the relevant tax authority. The Company has not over the past three years been engaged in any disputes with any tax authorities and has retained all records which tax authorities require them to retain. The Company has established, in accordance with its accounting principles, consistently applied, adequate resource in the balance sheets for the payment of all tax liabilities. The Company has established adequate systems and procedures to meet the value added tax (VAT) requirements of each relevant tax authority in all material respects.

          2.7.2     Definitions

     As used in this Agreement, the following terms shall have the following meanings:

     "Taxes" means all Swiss or other jurisdictional taxes, charges, fees,
      -----
levies, imposts, duties and other assessments, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax; and "Tax" means any
                                                                ---
of the foregoing Taxes.

     "Tax Returns" means any return, declaration, report, claim or refund,
      -----------
information return, statement or other similar document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     2.8     PROPERTY

     The Company owns no real property other than the leasehold interests described on Schedule 2.8(a) to the Company Disclosure Memorandum (the "Real
                                                                        ----
Property").  Schedule 2.8(b) to the Company Disclosure Memorandum contains a
--------
complete and accurate list of each item of personal property having a value in excess of U.S. $25,000 that is owned, leased, rented or used by the Company (the "Personal Property"); provided, however, that such list need not describe the
 -----------------
Technology or the IP Rights (as defined below). The Company has delivered to Purchaser true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Real Property and the Personal Property are subject. The Company's offices and other structures and its Personal Property are of a quality consistent with industry standards, are in good operating condition and repair (normal wear and tear excepted) and are adequate for the current business use. The Company's leasehold interest in each parcel of the Real Property is free and clear of all liens, mortgages, pledges, deeds of trust, security interests, charges, encumbrances and other adverse claims or interests of any kind (each, an "Encumbrance"), except for
                                           -----------
Encumbrances related to Taxes not yet due and payable. The Personal Property is free and clear of all Encumbrances, and, other than leased Personal Property that is so noted in Schedule 2.8(b) to the Company Disclosure Memorandum, the Company owns such Personal Property.

     2.9     CONTRACTS

          2.9.1     Material Contracts

     Schedule 2.9.1(a) to the Company Disclosure Memorandum contains a complete and accurate list (other than the IP Rights) of all contracts, agreements and understandings, oral or written, to which the Company is currently a party or by which the Company is currently bound providing for potential payments by or to the Company in excess of U.S. $25,000 (any such contract, a "Material
                                                             --------
Contract").  All Material Contracts are valid, binding and enforceable in
--------
accordance with their terms against the Company and, to the knowledge of the Company and each Voting Shareholder, each other party thereto (except as to the effect, if any, of the Enforceability Exceptions) and are in full force and effect; the Company has performed in all material respects all obligations imposed on it under each such Material Contract; neither the Company nor, to the knowledge of the Company or any Voting Shareholder, any other party thereto is in default under any such Material Contract; and to the knowledge of the Company or any Voting Shareholder, there is no event that with notice or lapse of time, or both, would constitute a default by the Company or, to the knowledge of the Company or any Voting Shareholder, any other party under any such Material Contract. True and complete copies of each such written contract (or written summaries of the terms of any such oral contract) have been delivered to Purchaser by the Company.

     Except as set forth on Schedule 2.9.1(b) to the Disclosure Schedule, the Company has no:

          (a) contracts with directors, officers, Shareholders, employees, agents, consultants, advisors, salespeople, sales representatives, distributors or dealers that cannot be canceled by the Company within 30 days' notice without liability, penalty or premium, any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings, or any compensation agreement or arrangement affecting or relating to former employees of the Company;

          (b) employment agreement, whether express or implied, or any other agreement for services that contains severance or termination pay liabilities or obligations;

          (c) noncompetition agreement or other arrangement that would prevent the Company from carrying on its business anywhere in the world;

          (d) notice that any party to a Material Contract intends to cancel, terminate or refuse to renew such contract (if such contract is renewable);

          (e) material dispute with any of its suppliers, customers, distributors, OEM resellers, licensors or licensees;

          (f) product distribution agreement, development agreement or license agreement as licensor or licensee (except for standard nonexclusive licenses granted to end-user customers in the ordinary course of business, , or standard licenses purchased by the Company for off-the-shelf software);

          (g) joint venture contract or arrangement or any other agreement that involves a sharing of profits with other Persons;

          (h) instrument evidencing indebtedness for borrowed money by way of a direct loan, sale of debt securities, purchase money obligation, conditional sale or guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business, and except as disclosed in the Company Financial Statements, or any agreement for borrowing money under which the Company is indebted to any of its officers, directors or employees; or

          (i) agreements or commitments to provide indemnification (other than those contained in the Company's Articles of Incorporation or other constituting documents).

          2.9.2     Required Consents

     The execution and delivery of this Agreement and the performance of the obligations of the Company hereunder will not constitute a default under any Material Contract and do not require the consent of any other party to any Material Contract, except for those consents listed on Schedule 2.9.2 to the Company Disclosure Memorandum, all of which will be obtained on or prior to the Closing.

     2.10     CORPORATE BOOKS AND RECORDS

     The Company has furnished to Purchaser or its representatives for their examination true and complete copies of (a) the Act of Incorporation and the Articles of Association of the Company as currently in effect, including all amendments thereto, (b) the minute books of the Company, and (c) the stock transfer books of the Company . Such minutes reflect all meetings of the Shareholders and Board of Directors since the Company's inception, and such minutes accurately reflect in all material respects the events of and actions taken at such meetings. Such stock transfer books accurately reflect all issuances of shares of capital stock of the Company and all transfers of shares notified to the Company since its inception.

     2.11     CLAIMS AND LEGAL PROCEEDINGS

     There are no claims, actions, suits, arbitrations, investigations or proceedings pending or involving or, to the knowledge of the Company or any Voting Shareholder, threatened against the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person. To the knowledge of the Company or any Voting Shareholder, there is no valid basis for any claim, action, suit, arbitration, proceeding or investigation before or by any Person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party. Schedule 2.11 to the Company Disclosure Memorandum sets forth a description of any material disputes that have been settled or resolved by litigation or arbitration since the Company's inception. The Shareholders have no past, present or contemplated claims of any nature whatsoever against the Company and they also have no past, present or contemplated claims of any nature, to the extent it is related to the Company's business, against any of the Company's current or former officers, directors, employees, agents and representatives.

     2.12     LABOR AND EMPLOYMENT MATTERS

     There are no material labor disputes, employee grievances or disciplinary actions pending or, to the knowledge of the Company or any Voting Shareholder, threatened against or involving the Company or any of its present or former employees. The Company is not engaged in any unfair labor practice and has no liability for any arrears of wages or Taxes or penalties for failure to comply with any such provisions of law. There is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company or any Voting Shareholder, threatened against or affecting the Company, and the Company has not experienced any work stoppage or other labor difficulty since its incorporation. No collective bargaining agreement is binding on the Company. Neither the Company nor any Voting Shareholder has any knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. Schedule 2.12 to the Company Disclosure Memorandum lists (a) the names and current compensation amounts of all directors and officers of the Company; (b) the wage rates for nonsalaried and nonofficer salaried employees of the Company, by classification, and all union contracts (if any); (c) all group insurance programs in effect for employees of the Company; and (d) the names and current compensation packages of all independent contractors and consultants of the Company. The Company is not in default with respect to any of its obligations referred to above and has no, and will not incur any, material obligation or liability for severance or back pay owed through or by virtue of the transactions contemplated hereby. All employees of the Company are lawfully employed in Switzerland. The consummation of the transactions contemplated by this Agreement will not (a) entitle any Shareholder or employee to severance payment, an employment compensation or any other form of payment; or (b) accelerate the time of payment or resting of, or increase the amount of, any compensation due to any employee; or (c) entitle any employee to terminate or shorten his employment. The Company has at all times on and prior to the Closing Date complied with applicable law and material contractual obligations with respect to its current and former employees. No citation has been issued against the Company and no notice of contest, claim, complaint, charge, investigation, or other administrative enforcement proceeding has been filed or is pending or threatened against the Company or any Voting Shareholder under any other applicable law relating to employment or employees. The Company has at all times maintained and currently maintains adequate insurance as required by applicable law with respect to workers' compensation claims and unemployment benefit claims. No current or former directors, employees, consultants or other officers of the Company are entitled to claim against the Company any non-statutory severance payments or similar termination compensation, incentive, fringe benefit or bonus arrangement, option plan or life, health or accident insurance plan or other benefit plan. The Company is not liable to make any outstanding payment to any current or former director, officer or employee by way of specific performance, damages or compensation for loss of office or employment or for redundancy or unfair or wrong full dismissal. The Company is in compliance in material respects with all obligations imposed on employers pursuant to applicable laws, including all payments required to be made on behalf of or for the account of current or former employees (including but not limited to social security contributions).

     2.13     EMPLOYEE BENEFIT PLANS

          2.13.1     Employee Benefit Plan Listing

     Schedule 2.13.1 to the Company Disclosure Memorandum contains a complete and accurate list and description of all Employee Benefit Plans (as defined below). The Company does not have any agreement, commitment or obligation, to create, enter into or contribute to any additional Employee Benefit Plan, or to modify or amend any existing Employee Benefit Plan. Each Employee Benefit Plan permits the Company to amend or terminate such Employee Benefit Plan, at any time and for any reason, without penalty.

          2.13.2     Documents Provided

     The Company has delivered to Purchaser true, correct and complete copies (or, in the case of unwritten Employee Benefit Plans, descriptions) of all Employee Benefit Plans (and all amendments thereto), together with copies of all contracts and agreements (and any amendments thereto) relating to such Employee Benefit Plan.

          2.13.3     Compliance

     Each Employee Benefit Plan is, and at all times since its inception has been, maintained, administered, operated and funded in all respects in accordance with its terms and in material compliance with all applicable requirements of all applicable laws, statutes, orders, rules and regulations (including BVG, AHV/IV/EO, ALV) and other relevant jurisdictions as well as the respective contractual obligations. No Employee Benefit Plan is maintained outside Switzerland or is subject to any law or regulation of any other country. The Employee Benefit Plans of the Company are fully funded. The Company has complied with the minimum funding requirements of, and the legal regulations for, all Employee Benefit Plans. All outstanding employees' and employer's contributions have been made or have been properly reserved for in the financial statements in accordance with the law and the statutes and regulations governing such plans, and the schemes are in good standing and all obligations have been met up to and including the Closing Date. There are no other Employee Benefit Plans, schemes or commitments or arrangements for the benefit of the Company's directors, officers or employees or any other parties. Neither the Purchaser nor the Company has any liability in respect of pension or other social security contributions relating to current or former employees of the Company.

          2.13.4     Post-Termination Welfare Benefits

     Neither the Company nor any Employee Benefit Plan provides or has any obligation to provide (or contribute toward the cost of) post-employment or post-termination medical or life insurance benefits with respect to any current or former officer, employee, agent, director or independent contractor of the Company.

          2.13.5     Suits, Claims and Investigations

     There are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Company or any Voting Shareholder, threatened with respect to (or against the assets of) any Employee Benefit Plan, nor is there a basis for any such action, suit or claim. To the knowledge of the Company or any Shareholder, no Employee Benefit Plan is currently under investigation, audit or review, directly or indirectly, by any governmental entity or agency and, to the knowledge of the Company and each Voting Shareholder, no such action is contemplated or under consideration by any governmental entity or agency.

          2.13.6     Payments Resulting From Transactions

     Neither the execution and delivery of this Agreement or any Operative Document nor the consummation of the transactions contemplated in (or by) this Agreement or any Operative Document will, either alone or in connection with any other action or event, (a) entitle any individual to severance pay, unemployment compensation or any other payment from the Company or any Employee Benefit Plan,
(b) otherwise increase the amount of compensation due to any individual, (c) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit, under any Employee Benefit Plan, or (d) require the Company to transfer or set aside any assets to fund or otherwise provide for any benefits for any individual.

          2.13.7     Definitions

               (a)     As used in this Agreement, "Employee Benefit Plan" means
                                                   ---------------------
any retirement, pension, profit-sharing, deferred compensation, stock bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, severance, change of control, stock purchase, stock option, stock appreciation rights, fringe benefit or other employee benefit plan, fund, policy, program, contract, arrangement or payroll practice or any employment, consulting or personal services contract, whether written or oral, qualified or nonqualified, or funded or unfunded, (i) sponsored, maintained or contributed to by the Company or to which the Company is a party, (ii) covering or benefiting any current or former officer, employee, agent, director or independent contractor of the Company (or any dependent or beneficiary of any such individual), or (iii) with respect to which the Company has (or could have) any obligation or liability.

          (b) All current or former employees or consultants or contractors who are or were sub-contracted or hired-out to the Company's customers are considered employees under this Agreement.

     2.14     INTELLECTUAL PROPERTY

          2.14.1     General

     The Company owns or is licensed and has all rights as required to conduct its business as now conducted and as currently proposed to be conducted in and to the following: all products, tools, computer programs, specifications, source code, object code, graphics, devices, techniques, algorithms, methods, processes, procedures, packaging, trade dress, formulae, drawings, designs, improvements, discoveries, concepts, user interfaces, software, "look and feel," development and other tools, content, inventions (whether or not patentable or copyrightable and whether or not reduced to practice), designs, logos, themes, know-how, concepts and other technology that are now, or since inception have been, or are currently proposed to be, developed, produced, used, marketed or sold by the Company (collectively, the "Technology-Related Assets");,
                                        -------------------------
including, without limitation, all trade names, trademarks, domain names, service marks, logos, brand names and other identifiers, trade secrets, copyrights and domestic and foreign letters patent, and the registrations, applications, renewals, extensions and continuations (in whole or in part) thereof, all goodwill associated therewith and all rights and causes of action for infringement, misappropriation, misuse, dilution or unfair trade practices associated therewith.

          2.14.2     Company Technology

     Schedule 2.14.2 (a) to the Company Disclosure Memorandum sets forth a list of all material products and tools developed, produced, used, marketed or sold by the Company since inception, together with all prior versions, predecessors or precursors to such products or tools (collectively, the "Products"). Schedule
                                                            --------
2.14.2 (b) sets forth a list of all right, title and interest owned by the Company in and to the following (collectively with the Third Party Technology, as defined below, the "Technology"), free and clear of all Encumbrances: (a)
                        ----------
the Products, together with any and all codes, techniques, software tools, formats, designs, user interfaces, content and "look and feel" related thereto;
(b) any and all updates, enhancements, corrections, modifications, improvements and new releases related to the items set forth in clause (a) above; (c) any and all Technology-Related Assets and all intellectual property and other proprietary rights in the Technology-Related Assets and work in progress related to the items set forth in clauses (a) and (b) above; and (d) all inventions and discoveries (whether or not patentable), processes, designs, trade secrets, copyrights, know-how and other confidential or proprietary information related to the items set forth in clauses (a), (b) and (c) above. The Technology, excluding the Third-Party Technologies (as defined below), is sometimes referred to herein as the "Company Technology."
                  ------------------

          2.14.3     Third-Party Technology

     Except for the Company Technology as set forth in Schedule 2.14.2 (b) to the Company Disclosure Memorandum, the rights, title and interest in the Technology used in the Company's business is not owned by the Company ("Third-Party Technologies"); Schedule 2.14.3 to the Company Disclosure
  ------------------------
Memorandum sets forth a list of all license agreements or other contracts pursuant to which the Company has the right to use (in the manner used by the Company, or intended or necessary for use with the Company Technology) the Third-Party Technologies (the "Third-Party Licenses"), indicating, with respect
                               --------------------
to each of the Third-Party Technologies, the owner thereof and the Third-Party License applicable thereto. The Company has the lawful right to use (free of any material restriction not set forth in the Third-Party Licenses) (a) all Third-Party Technology that is incorporated in or used in the development or production of the Company Technology and (b) all other Third-Party Technology necessary for the conduct of the Company's business as now conducted and as currently proposed to be conducted. All Third-Party Licenses are valid, binding and in full force and effect and the Company and, to the knowledge of the Company and each Voting Shareholder, each other party thereto have performed in all material respects their obligations under each such Third-Party License. Neither the Company nor, to the knowledge of the Company or any Voting Shareholder, any other party thereto is in default under any Third-Party License nor, to the knowledge of the Company or any Voting Shareholder, has there occurred any event or circumstance that with notice or lapse of time or both would constitute a default or event of default on the part of the Company or, to the knowledge of the Company or any Voting Shareholder, any other party thereto or give to any other party thereto the right to terminate or modify any Third-Party License. The Company has not received notice that any party to any Third-Party License intends to cancel, terminate or refuse to renew (if renewable) such Third-Party License or to exercise or decline to exercise any option or right thereunder.

          2.14.4     Trademarks

     Schedule 2.14.4 to the Company Disclosure Memorandum sets forth a list of all trademarks, trade names, brand names, service marks, logos or other identifiers for the Products or otherwise used by the Company in its business (the "Marks").  The Company, to the
                                           -----
knowledge of the Company and the Voting Shareholders, has full legal and beneficial ownership, free and clear of any Encumbrances, of all rights conferred to those Marks that have been registered in the Swiss Trademark Office ("Schweizerisches Markenregister") or other Trademark registers, by registration of the Marks.

          2.14.5     Intellectual Property Rights

     Schedule 2.14.5 to the Company Disclosure Memorandum sets forth all patents, patent applications, copyright registrations and trademark registrations (collectively, the "IP Registrations") associated with the Company
                                  ----------------
Technology and the Marks. The Company owns all right, title and interest, free and clear of any Encumbrances, in and to the IP Registrations (collectively, the "IP Rights").
 ---------

          2.14.6     Maintenance of Rights; Insider Interests

     The Company has not conducted its business, and has not used or enforced (or, to its knowledge, failed to use or enforce) the IP Rights, in a manner that would result in the abandonment, cancellation or unenforceability of any item of the IP Rights or the IP Registrations, and the Company has not taken (or, to its knowledge, failed to take) any action that would result in the forfeiture or relinquishment of any IP Rights or IP Registrations, in each case where such abandonment, cancellation, unenforceability, forfeiture or relinquishment would have a Company Material Adverse Effect. The Company has not granted to any third party any rights or permissions to use any of the Company Technology or the IP Rights, except for standard nonexclusive licenses or any rights to use of other kind granted to end-user customers in the ordinary course of business. To the knowledge of the Company or any Voting Shareholder, except pursuant to reasonably prudent safeguards, (a) no third party, except former and current employees, officers and consultants of the Company, has received any confidential information relating to the Technology or the IP Rights and (b) the Company is not under any contractual or other obligation to disclose to any third party any Company Technology, except as provided by law (e.g. reverse engineering). No Shareholder or officer or director of the Company has any interest (other than as a shareholder of the Company) in the Technology or the IP Rights.

          2.14.7     Third-Party Claims

     The Company has not received any notice or claim (whether written, oral or otherwise) challenging the Company's ownership or rights in the Company Technology or the IP Rights or claiming that any other Person has any legal or beneficial ownership with respect thereto. All the IP Rights are legally valid and enforceable without any material qualification, limitation or restriction on their use, and the Company has not received any notice or claim (whether written, oral or otherwise) challenging the validity or enforceability of any of the IP Rights. To the knowledge of the Company or any Voting Shareholder, no other Person is infringing or misappropriating any part of the IP Rights or otherwise making any unauthorized use of the Company Technology.

          2.14.8     Infringement by the Company

     The use of any of the Technology in the Company's business, as presently conducted or as currently proposed to be conducted, does not infringe, violate or interfere with or constitute an appropriation of any right, title or interest (including, without limitation, any patent, copyright or trade secret right) held by any other Person, and there have been no claims made with respect thereto. The use of any of the Marks and other IP Rights in the Company's business, as presently conducted or as currently proposed to be conducted, does not infringe, violate or interfere with or constitute an appropriation of any right, title or interest (including, without limitation, any patent, copyright, trademark or trade secret right) held by any other Person, and there have been no claims made with respect thereto. The Company has not received any notice or claim (whether written, oral or otherwise) regarding any infringement, misappropriation, misuse, abuse or other interference with any third-party intellectual property or proprietary rights (including, without limitation, infringement of any patent, copyright, trademark or trade secret right of any third party) by the Company, the Technology, the Marks or other IP Rights, or claiming that any other entity has any claim of infringement with respect thereto.

          2.14.9     Confidentiality

     The Company has not disclosed any source code regarding the Technology to any Person, except as provided by law (e.g. reverse engineering) and with regard to former and current employees, officers and consultants of the Company. The Company has at all times maintained and diligently enforced commercially reasonable procedures to protect all confidential information relating to the Technology. Neither the Company nor any escrow agent is under any contractual or other obligation to disclose the source code or any other proprietary information included in or relating to the Technology, except as provided by law (e.g. reverse engineering). The Company has not deposited any source code relating to the Technology into any source code escrows or similar arrangements. If, as disclosed on Schedule 2.14.9 to the Company Disclosure Memorandum, the Company has deposited any source code to the Technology into source code escrows or similar arrangements, no event has occurred that has or could reasonably form the basis for a release of such source code from such escrows or arrangements.

          2.14.10     Warranty Against Defects

     The Company Technology substantially conforms to the applicable specifications, documentation and samples of such Company Technology and, except as set forth in Schedule 2.14.10 of the Company Disclosure Schedule, is free from known material defects.

          2.14.11     Domain Names

     Schedule 2.14.11 to the Company Disclosure Memorandum sets forth a list of all Internet domain names used by the Company in its business (collectively, the "Domain Names"). The Company has a valid registration and, to the knowledge of
 ------------
the Company and the Voting Shareholders, all material rights (free of any material restriction) in and to the Domain Names, including, without limitation, all rights necessary to continue to conduct the Company's business as it is currently conducted.

          2.14.12     Year 2000

     Each hardware, software and firmware product used by the Company in its business (collectively, the "Software") will accurately process date data
                             --------
(including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including, without limitation, leap-year calculations, without a decrease in the functionality of the Software. The Software is designed to be used prior to, during and after the calendar year

2000 and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data that represents or references different centuries or more than one century.

          2.14.13     Nondisclosure and Invention Assignment Agreements

     Each employee, officer and consultant of the Company (a) who has had access to proprietary information with respect to the Company or the Company Technology or (b) who has, at any time or in any way, participated in or contributed to the development of the Company Technology has executed a nondisclosure and invention assignment agreement in the form provided to Purchaser. To the knowledge of the Company or any Voting Shareholder, no such employee, officer or consultant of the Company is in violation of any such agreement.

          2.14.14     Indemnification

     The Company has not entered into any agreement or offered to indemnify any Person against any charge of infringement by the Technology or IP Rights, or any other intellectual property or right. The Company has not entered into any agreement granting any Person the right to bring any infringement action with respect to, or otherwise to enforce, any of the Technology or IP Rights.

     2.15     COMPLIANCE WITH LAWS; PERMITS

          (a) The Company is in compliance with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to it, to its employees or to the Real Property and the Personal Property, including, without limitation, all such laws, rules, regulations, ordinances, decrees and orders relating to intellectual property protection, antitrust matters, consumer protection, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters and trading-with-the-enemy matters, except where the failure of the Company to so comply would not have a Company Material Adverse Effect. The Company has not received any notification of any asserted present or past unremedied failure by the Company to comply with any of such laws, rules, regulations, ordinances, decrees or orders.

          (b) The Company has received all governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign, required to conduct its business, as presently conducted, the failure to obtain of which would have a Company Material Adverse Effect. The Company has not received any notifications of any asserted present failure by it to have obtained any such governmental approval, authorization, consent, license, order, registration or permit, or any past and unremedied failure to obtain such items.

     2.16     INSURANCE

     Schedule 2.16 to the Company Disclosure Memorandum sets forth a true and correct list of all insurance policies maintained by the Company and includes the policy number, amount of coverage and contact information for each such policy. All insurance policies of the Company are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder. The Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

     2.17     BROKERS OR FINDERS

     The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.18     DIVIDENDS

     All dividends or other distributions of profits or assets declared prior to this date, made or paid by the Company, have been declared, made and paid in accordance with applicable laws.

     2.19     FULL DISCLOSURE

     No information furnished by the Company or the Voting Shareholders to Purchaser or its representatives in connection with this Agreement (including, but not limited to, the Company Financial Statements and all information in the Company Disclosure Memorandum and the other Exhibits hereto) or the Operative Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading.

                   ARTICLE 2A - REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

     Except as is otherwise set forth with appropriate section references in the Shareholders' Disclosure Memorandum attached as Exhibit 2A (the " Shareholder
                                                ----------        -----------
Disclosure Memorandum"), each of which exceptions shall specifically identify or
---------------------
cross-reference the provision of this Article 2A to which such exception relates, and which shall constitute in its entirety a representation and warranty under this Article 2A, and in order to induce Purchaser to enter into and perform this Agreement and the Operative Documents, each Shareholder represents and warrants to Purchaser as of the date of this Agreement and, if different, as of the Closing Date as follows in Sections 2A.1 - 2A.6.

     2A.1     GOOD TITLE

     Such Shareholder owns, beneficially and of record, the Shares listed opposite such Shareholder's name on Schedule 2.3(a) to the Company Disclosure Memorandum. Such Shares are owned free and clear of any Encumbrance, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase and upon the consummation of the sale of such Shares as contemplated hereby, Purchaser will have good title to such Shares, free and clear of any Encumbrance, restriction on sale, transfer or voting, preemptive right, option or other right to purchase. No such Shareholder is a party to nor bound by any shareholders or similar agreement relating to the Company or to Shares of the Company.

     2A.2     AUTHORITY

     Such Shareholder has all requisite power, authority and capacity, to enter into and perform his, her or its obligations under this Agreement and the Operative Documents to which he, she or it is a party, to consummate the transactions contemplated hereby and thereby, to perform his, her or its obligations hereunder and thereunder and to sell and transfer those Shares listed opposite such Shareholder's name on Schedule 2.3(a), without the consent or approval of any other Person.

     2A.3     ENFORCEABILITY

     Such Shareholder has taken all action necessary for the authorization, execution, delivery and performance of this Agreement and each of the Operative Documents to which he, she or it is a party, the consummation of the transactions contemplated hereby and thereby, and the performance of all of such Shareholder's obligations hereunder and thereunder. This Agreement has been duly executed and delivered by such Shareholder, and this Agreement is a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except of to the effect, if any, of the Enforceability Exceptions.

     2A.4     NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS

     The execution, delivery and performance by such Shareholder of this Agreement and each of the Operative Documents to which he, she or it is a party, the consummation of the transactions contemplated hereby and thereby and the performance by such Shareholder of his, her or its obligations hereunder and thereunder, will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to such Shareholder, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, Encumbrance, obligation or liability to which such Shareholder is a party or by which it is bound or to which any assets of such Shareholder are subject, or (d) result in the creation of any Encumbrance upon the assets of such Shareholder, or upon any Shares or other securities of the Company held by such Shareholder.

     2A.5     CLAIMS AGAINST THE COMPANY

     The Shareholders have no past, present or contemplated claims of any nature whatsoever against the Company and they also have no past, present or contemplated claims of any nature, to the extent it is related to the Company's business, against any of the Company's current or former officers, directors, employees, agents and representatives.

     2A.6     BROKERS OR AGENTS

     Such Shareholder has not employed any broker or agent in connection with the transactions contemplated by this Agreement and agrees to indemnify Purchaser against all losses, damages or expenses relating to or arising out of claims for fees or commission of any broker or agent employed by such Shareholder.

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES
                          OF THE EMPLOYEE SHAREHOLDERS

     In addition to the representations and warranties as set forth in Sections 2A.1 - 2A.6 of this Agreement, each Employee Shareholder represents and warrants to Purchaser as of the date of this Agreement and, if different, as of the Closing Date as follows in Sections 2A.7 - 2A.15.

     2A.7     SOPHISTICATION; ACCREDITATION

     Such Shareholder has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the prospective investment in Purchaser Common Stock, and able to fend for himself, herself or itself in the transactions contemplated by this Agreement and the Operative Documents to which such Shareholder is a party.

     2A.8     INFORMATION

     Such Shareholder has been furnished with all of the information he, she or it deems necessary to evaluate the risks and merits of the Purchaser Common Stock, including the SEC Documents (as defined below). Such Shareholder has had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Purchaser Common Stock hereunder and to obtain additional information from Purchaser that he, she or it considers necessary to verify the accuracy of the information that he, she or it has received about the Purchaser Common Stock or Purchaser. The Shareholder understands that any representations made by officers and employees of Purchaser or the Company regarding the terms of this Agreement and the offering of Purchaser Common Stock hereunder that are not contained in this Agreement or the SEC Documents or are in any way different from the information contained in this Agreement or the SEC Documents have not been authorized by Purchaser, and the Shareholder has not relied on any such representations as having been authorized by Purchaser.

     2A.9     NO REGISTRATION

     Such Shareholder is aware and understands that (a) the shares of Purchaser Common Stock issued hereunder have not been and will not prior to issuance be registered under the Securities Act of 1933, as amended (the "Securities Act");
                                                              --------------
(b) he, she or it must continue to bear the economic risk of the investment in such shares of Purchaser Common Stock for an indefinite time; (c) such shares of Purchaser Common Stock cannot be sold unless they are subsequently registered or an exemption from registration pursuant to Regulation S of the Securities Act or otherwise is available; and (d) Purchaser has no obligation to register such shares of Purchaser Common Stock with the SEC and has not represented that it will register such shares.

     2A.10     INVESTMENT FOR OWN ACCOUNT

     The Purchaser Common Stock is being acquired by such Shareholder for investment for his, her or its own account, not as a nominee or agent, and not with a view to distribution of any part thereof; such Shareholder has no present intention of selling, granting any participation in or otherwise distributing any of the Purchaser Common Stock in a manner contrary to the Securities Act or to any applicable state securities or blue sky law, nor does such Shareholder have any contract, undertaking agreement or arrangement with any person or entity to sell, transfer or grant a participation to such person or entity with respect of any of the Purchaser Common Stock.

     2A.11     RESALE RESTRICTIONS

     Such Shareholder will not offer, sell or otherwise transfer any of the shares of Purchaser Common Stock, directly or indirectly, unless: (a) the disposition is to Purchaser; (b) the disposition is made outside the United States in compliance with the requirements of Rule 903 or Rule 904 of Regulation S of the Securities Act, if available (or such successor rule or regulation as is then in effect); (c) there is in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; (d) the disposition complies in all respects with Rule 144 or Rule 145 under the Securities Act; or (e) in a transaction that does not require registration under the Securities Act and any applicable state securities laws and it has, prior to such disposition, furnished to Purchaser an opinion of U. S. counsel of recognized standing reasonably satisfactory to Purchaser.

     2A.12     NO HEDGING TRANSACTIONS

     Such Shareholder will not engage in hedging transactions with regard to Purchaser Common Stock during the one year "distribution compliance period" beginning on the Closing Date unless in compliance with the Securities Act.

     2A.13     NO U. S. PERSON

     Such Shareholder is not a U. S. Person (as such term is defined in Regulation S of the Securities Act) and is not acquiring the shares of Purchaser Common Stock for the account or benefit of a U. S. Person and was not offered, did not execute and did not deliver this Agreement while in the United States.

     2A.14     LEGENDS

     Such Shareholder understands that, prior to the effectiveness of a registration statement registering the shares of Purchaser Common Stock issuable pursuant to Section 1.3, certificates or other instruments representing such shares of Purchaser Common Stock will bear legends substantially similar to the following, in addition to any other legends required by federal or state laws:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
                                                                 ----------
          ACT"), AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO
          ---
          THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, IF AVAILABLE,
          (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (D) IN A TRANSACTION THAT COMPLIES IN ALL RESPECTS WITH THE REQUIREMENTS OF RULE 144 OR RULE 145 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT, PRIOR TO SUCH DISPOSITION, THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNISED STANDING REASONABLE SATISFACTORY TO THE COMPANY.

          THE HOLDER HEREOF MAY NOT ENGAGE IN ANY HEDGING TRANSACTIONS WITH RESPECT TO THE SECURITIES EVIDENCED HEREBY FOR A PERIOD OF ONE YEAR FROM THE DATE OF ORIGINAL ISSUANCE UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

     Such Shareholder agrees that, in order to ensure and enforce compliance with the restrictions imposed by applicable law and those referred to in the foregoing legend, Purchaser may, prior to the effectiveness of any registration statement, issue appropriate "stop transfer" instructions to its transfer agent, if any, with respect to any certificate representing shares of the Purchaser Common Stock issued pursuant to Section 1.3 or, if Purchaser transfers its own securities, that it may make appropriate notation to the same effect in Purchaser's records.

     2A.15     RESTRICTIONS ON INTELLECTUAL PROPERTY

     Except as set forth on Schedule 2A.15 to the Company Disclosure Memorandum, such Shareholder has not entered into any agreement regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than the Company.

             ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF PURCHASER

     In order to induce the Company and the Shareholders to enter into and perform this Agreement and the Operative Documents, Purchaser represents and warrants to the Company and the Shareholders as of the date of this Agreement and, if different, as of the Closing Date as follows in this Article 3:

     3.1     ORGANIZATION

     Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Purchaser has all requisite corporate power and authority to own, operate and lease its respective properties and assets, to carry on its respective business as now conducted and as currently proposed to be conducted, to enter into and perform its obligations under this Agreement and the Operative Documents to which Purchaser is a party, and to consummate the transactions contemplated hereby and thereby.

     3.2     ENFORCEABILITY

     All corporate action on the part of Purchaser and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Operative Documents to which Purchaser is a party, the consummation of the transactions contemplated hereby and the performance of its obligations under this Agreement and the Operative Documents to which it is a party has been taken or will be taken prior to the Closing. This Agreement has been, and each of the Operative Documents to which Purchaser is a party will have been at the Closing, duly executed and delivered by Purchaser, and this Agreement is, and each of the Operative Documents to which Purchaser is a party will be at the Closing, a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as to the effect, if any, of the Enforceability Exceptions.

     3.3     SECURITIES

     The Purchaser Common Stock to be issued pursuant to this Agreement has been duly authorized for issuance, and such Purchaser Common Stock, when issued and delivered to the Shareholders pursuant to this Agreement, shall be validly issued, fully paid and nonassessable.

     3.4     NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH INSTRUMENTS

     The execution, delivery and performance of this Agreement and the Operative Documents by Purchaser, and the consummation by it of the transactions contemplated hereby and thereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to Purchaser; (b) require any consent, approval or authorization of any Person, except compliance with applicable securities laws; (c) result in a default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which Purchaser is a party or by which it is bound or to which any assets of Purchaser are subject; or (d) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation and Bylaws of Purchaser.

     3.5     SEC DOCUMENTS; SEC REPORTING

     Purchaser has made available to the Shareholders true and complete copies of (a) its Annual Report on Form 10-K for the year ended December 31, 2000, (b) its Quarterly Reports for the quarters ended March 31, 2001 and June 30, 2001, and (c) all Current Reports on Form 8-K filed by Purchaser since January 1, 2001 (collectively, the "SEC Documents"). As of the date hereof, there have been no
                    -------------
amendments to any of the SEC Documents delivered to the Shareholders. As of their respective filing dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, as applicable, and the applicable rules and regulations of the Commission promulgated thereunder.

     3.6     BROKERS OR FINDERS

     Purchaser has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.7     INVESTMENT FOR OWN ACCOUNT

     The Company Common Stock is being acquired by Purchaser for investment for its own account, not as a nominee or agent, and not with a view to distribution of any part thereof; Purchaser has no present intention of selling, granting any participation in or otherwise distributing any of the Company Common Stock, nor does Purchaser have any contract, undertaking agreement or arrangement with any person or entity to sell, transfer or grant a participation to such person or entity with respect of any of the Company Common Stock.

     3.8     FULL DISCLOSURE

     No information furnished by Purchaser to the Company, the Shareholders or their representatives in connection with this Agreement or the Operative Documents (including, but not limited to, the SEC Documents) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading.

                              ARTICLE 4- DELIVERIES

     4.1     DELIVERIES OF THE COMPANY AND THE SHAREHOLDERS

     On Closing, the Company and the Shareholders shall deliver to Purchaser:

          (a) the opinion letter of Wenger-Plattner, counsel for the Company and the Shareholders, dated the Closing Date, in the form attached hereto as
Exhibit 4.1(a);
--------------

          (b) copies certified by a notary public of the Act of Incorporation and Articles of Association of the Company;

          (c) an extract from the Commercial Registry of the Canton of Basel-Landschaft to the effect that the Company is a corporation duly incorporated, validly existing and in good standing under Swiss law;

          (d)     an agreement in the form attached hereto as Exhibit 4.1(d)
                                                              --------------
(the "Fiduciary Agreement") signed by each of the directors of the Company,
      -------------------
effecting the obligation of such director in his capacity as a director of the Company to act as fiduciary to Purchaser, effective as of the Closing Date,;

          (e) a pledge agreement in the form substantially attached hereto as Exhibit 4.1(e) (the "Pledge Agreement"), duly executed by each Patrick
   --------------       ----------------
Schunemann, Frank Block and Stephan Weigandt (the "Key Employees");
   ---                                             -------------

          (f) a Purchaser standard Form of Proprietary Information, Invention and Noncompetition Agreement in the form attached hereto as Exhibit
                                                                      -------
4.1(f), executed by each of the Company's employees as listed in Exhibit 4.1(f);
------

          (g) written consents to the transactions contemplated by this Agreement and the Operative Documents or waivers, as applicable, reasonably satisfactory in all respects to Purchaser, from each of the parties (other than the Company) to the agreements, leases, notes or other documents, if any, identified in the Schedules to the Company Disclosure Memorandum as requiring consent or waiver to consummate the transactions contemplated hereby, provided, always, that such consents were given by the respective parties prior to the Closing;

          (h) evidence reasonably satisfactory to Purchaser that the Company has all notes, bonds or other debt and paid all amounts owing under any loans or other lending agreements or arrangements, and has obtained the release of any and all Encumbrances with respect to any of the Company's assets;

          (i)     THIS PARAGRAPH INTENTIONALLY LEFT BLANK;

          (j) a written declaration of assignment of the Shares from the Shareholders to the Purchaser

          (k) the share register of the Company showing the Purchaser as new owner of the Shares;

          (l)     a board resolution of the Company substantially in the form of
Exhibit 4.1 (l) approving the transfer of the Shares to the Purchaser;
-----------

          (m) a document evidencing the termination by mutual consent of the Shareholders' Agreement duly signed by each Patrick Schunemann, Frank Block, Stephan Weigandt and Claude Blaschette.

     4.2     DELIVERIES BY PURCHASER

     Prior to the Closing, Purchaser shall deliver to the Company and the
Shareholders:

          (a) certificates of the Secretary of Purchaser, in form and substance reasonably satisfactory to the Company, as to the authenticity and effectiveness of the actions of the Board of Directors of Purchaser and the authorization of the transactions contemplated by this Agreement and the Operative Documents;

          (b) certificates of the Delaware Secretary to the effect that Purchaser is a corporation duly incorporated, validly existing and in good standing under Delaware Law;

          (c)     the Retention Pledge Agreement, duly executed by Purchaser;
and

          (d) certified minutes of the resolution of the board of directors of the Purchaser passed for the issuance of the shares of Purchaser Common Stock deliverable at Closing in accordance with Section 1.3

          (e) an executed instruction letter to Purchaser's transfer agent instructing the transfer agent to issue stock certificates representing the shares of Purchaser Common Stock deliverable at Closing in accordance with
Section 1.3.

          (f) the opinion letter of counsel for the Purchaser, dated the Closing Date, in the form attached hereto as Exhibit 4.2(f);
                                             ---------------

          (g) a certificate of the transfer agent of the Purchaser, confirming issuance of certificates representing the Purchaser Common Stock allocated in accordance with Exhibit 1.3.

     4.3     ASSIGNMENT OF INVENTIONS

     Any and all inventions, developments, improvements and any industrial property rights conceived by any of the Shareholders while performing their duties for the Company, in performing or without performing a contractual obligation, are hereby assigned to the Company. To the extent compensation is required by law, such compensation is included in the Purchase Consideration. Any rights in computer programs, other works as well as designs (e.g. drafts, plans, drawings, documentations, handbooks, papers, codes and any other ideas and works in written form) and work results conceived by the Shareholders or employees of the Company while performing their duties for the Company, in performing or without performing a contractual obligation, are the exclusive property of the Company. In particular, the Company has the exclusive and unlimited right to exploit, duplicate, market and transfer to third parties the works and other work products also altered or amended without specifying the name of the Shareholder . To the extent a compensation for such rights on computer programs, other works and designs and other work products is required by law, such compensation is included in the Purchase Consideration.

                      ARTICLE 4A - MISCELLANEOUS AGREEMENTS

     4A.1     BANK GUARANTEE

     Purchaser represents and warrants to indemnify and hold harmless Patrick Schunemann from all obligations arising out of the guarantee of Patrick Schunemann granted to secure the loan facility provided to the Company by UBS AG.

     4A.2     TAX MATTERS

          (a) Each Employee Shareholder agrees to timely pay all transfer, documentary, sales, use, stamp, registration or other taxes arising from or relating to the transactions contemplated by this Agreement, to the extent they relate specifically to the issuance to the Shareholder of the Purchaser Common Stock, and agrees to file, at his, her or its own expense, all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration or other taxes.

          (b) Purchaser agrees to timely pay all transfer, documentary, sales, use, stamp, registration or other taxes arising from or relating to the transactions contemplated by this Agreement other than taxes imposed on individual Shareholders, to the extent they relate specifically to the transfer to the Purchaser of the Company Common Stock, and agrees to file, at his, her or its own expense, all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration or other taxes.


                        ARTICLE 5- POST-CLOSING COVENANTS

     The parties covenant and agree as set forth in this Article 5.

     5.1     FURTHER ACTION; COMMERCIALLY REASONABLE EFFORTS

     In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement shall use its reasonable best efforts to take all such action. Neither the Company nor any Shareholder shall undertake any course of action inconsistent with this Agreement or that would make any representations, warranties or agreements made by the Company or the Shareholders in this Agreement or in the Operative Documents untrue or misleading. After the Closing, each party hereto, at the request of and without any further cost or expense to the other parties, shall take any further actions necessary or desirable to carry out the purposes of this Agreement or the Operative Documents, to vest in the Purchaser full title to all properties, assets and rights of the Company and to effect the issuance of the Purchaser Common Stock to the Shareholders pursuant to the terms and conditions hereof.

     5.2     PUBLICITY

     No party hereto shall issue any press release or otherwise make any statements to any third party with respect to this Agreement or the transactions contemplated hereby, other than the issuance by Purchaser of a press release reasonably agreed upon with the Company or the Shareholder Representative announcing this Agreement and the transactions contemplated hereby or as required by law. Any party who is required by law to make any such disclosure shall provide notice in advance of the disclosure to all other parties. Such notice shall contain (a) the contents of the proposed disclosure; (b) the reasons that the party contemplating disclosure believes that disclosure is required by law; and (c) the proposed time and place of such disclosure.

     5.3     TRANSFER LIMITATIONS

          (a) The Employee Shareholders agree that, without the prior written consent of the Purchaser, they will not Transfer (as defined below) any Lock-up Shares. As used herein, "Transfer" shall mean to (i) offer, pledge
                                  --------
(except for Pledge Shares described herein), sell, contract to sell, sell any option or contract to purchase, purchase any option to contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Purchaser Common Stock, or (ii) enter into any swap or similar agreement that transfers, in whole or in part, the economic consequences of ownership of the shares of Purchaser Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. As used herein, "Lock-up Shares" shall mean those shares of Purchaser Common Stock
         --------------
issued to each Employee Shareholder pursuant to Section 1.3; provided, however,
                                                             --------  -------
that 1/3 of the Lock-up Shares (and such additional securities or other property to which the undersigned has become entitled to by virtue of the ownership of such Lock-up Shares) shall no longer be subject to Lock-up Restriction and shall cease to be Lock-up Shares, on each of the first, second and third anniversaries of the Closing Date (each, a "Lock-up Release Date").
                              --------------------

          (b) The certificates representing Lock-up Shares shall be held by Purchaser pending release of the Lock-up Shares from the restriction on transferability provided herein. Promptly following each Lock-up Release Date, the Purchaser shall deliver the certificates representing the released Lock-up Shares to the Employee Shareholders.

          (c) The Key Employees further agree that, after the Lock-up Release Date and prior to the ten-year anniversary of the Closing Date, they will each not Transfer more than 5,000 shares of Purchaser Common Stock on the open market in any single trading day.

                     ARTICLE 6- SURVIVAL AND INDEMNIFICATION

     6.1     SURVIVAL

     All representations and warranties contained in this Agreement or in the Operative Documents or in any certificate delivered pursuant hereto or thereto shall survive until the first anniversary of the Closing Date (the "Survival
                                                                    --------
Period"), and shall not be deemed waived or otherwise affected by any
------
investigation made or any knowledge acquired with respect thereto; provided, however, that (a) the representations and warranties of the Company and the Voting Shareholders contained in Section 2.3 (Capitalization), Section 2A.1 (Good Title), and the representations and warranties of the Purchaser contained in Section 3.3 (Securities) shall survive indefinitely; (b) the representations and warranties of the Company and the Voting Shareholders contained in Section
2.7 (Taxes) and Section 2.13 (Employee Benefit Plans) shall survive the Closing until the expiration of the applicable statute of limitations plus 30 days, for the matter addressed in each such representation and warranty; (c) the representations and warranties of the Company and the Voting Shareholders contained in Section 2.14 (Intellectual Property) shall survive the Closing until the third anniversary of the Closing Date; and (d) any claim relating to fraud shall survive the Closing until the expiration of the applicable statute of limitations. The covenants and agreements contained in this Agreement shall survive and continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms. Notwithstanding the foregoing, any claim asserted in writing, setting forth in sufficient detail the basis for such claim, before the expiration of the applicable Survival Period set forth above shall survive until finally resolved and satisfied in full if the party entitled to indemnification prevails in establishing its right to indemnification.

     6.2     INDEMNIFICATION BY THE COMPANY AND THE VOTING SHAREHOLDERS

     The Voting Shareholders jointly and severally shall indemnify and hold the Purchaser and its officers, directors and affiliates (the "Purchaser Indemnified
                                                           ---------------------
Parties") harmless from and against, and shall reimburse the Purchaser
-------
Indemnified Parties for, any and all loss, obligation, deficiency, damage, claim, liability, cost and expense (including, without limitation, in the case of a claim by a third party, the amount of any settlement entered into pursuant hereto, and all reasonable legal fees and other expenses), ("Losses") arising
                                                             ------
out of (a) any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by the Company or any Voting Shareholder in
Article 2 of this Agreement or in any Operative Document or in any certificate delivered pursuant hereto or thereto; (b) any failure by the Voting Shareholders to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or in any Operative Document; and (c) all liability for Taxes of the Company assessed during or attributable to any taxable period ending on or prior to the Closing, and the portion of any taxable period that includes, but does not end on, the Closing, to the extent such Taxes exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Closing Balance Sheet (rather than in any notes thereto).

     6.3     INDEMNIFICATION BY THE SHAREHOLDERS

     Each Shareholder shall individually indemnify and hold the Purchaser Indemnified Parties harmless from and against, and shall reimburse the Purchaser Indemnified Parties for, any and all Losses arising out of or in connection with
(a) any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by such Shareholder in Article 2A of this Agreement; and (b) any liability for Taxes resulting from the transactions contemplated by Section Paragraph 4A.2(a) of this Agreement, including, without limitation, transfer, sales, use, excise, conveyance and similar taxes, excluding any Taxes resulting from a reassessment of Real Property or Personal Property occurring as a result of the transactions contemplated hereby.

     6.4     INDEMNIFICATION BY PURCHASER

     Purchaser shall indemnify and hold the Shareholders, the Company and the Company's officers, directors and affiliates (the "Company Indemnified Parties"
                                                   ---------------------------
and, together with the Purchaser Indemnified Parties, the "Indemnified Parties")
                                                           -------------------
harmless from and against, and shall reimburse the Company Indemnified Parties for, any and all Losses arising out of or in connection with (a) any inaccuracy in, or misrepresentation or breach of, any representation or warranty made by Purchaser in this Agreement or in any Operative Document or in any certificate delivered pursuant hereto or thereto; (b) any failure by Purchaser to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or in any Operative Document; and (c) any liability for Taxes resulting from the transactions contemplated by Paragraph 4A.2(b)of this Agreement, including, without limitation, transfer, sales, use, excise, conveyance and similar taxes, excluding any Taxes resulting from a reassessment of Real Property or Personal Property occurring as a result of the transactions contemplated hereby.

     6.5     LIMITATIONS

     Except for Losses based on fraud, the total liability of any Shareholder pursuant to this Article 6 shall be limited to the dollar value of that portion of the Purchase Consideration to which such Shareholder is entitled pursuant to Paragraph 1.3(a). Except for losses based on fraud, the total liability of the Purchaser pursuant to this Article 6 shall be limited to U.S. $2.2 million.

     In any case, neither Party shall be liable to the other for indirect and consequential damages and lost profits.

     6.6     PROCEDURE FOR INDEMNIFICATION

          (a)     The Indemnified Party shall give written notice (the "Claim
                                                                        -----
Notice") of any claim for indemnification under this Article 6 (a "Claim") to
------                                                             -----
the indemnifying party as promptly as practicable, but in any event: (i) if such Claim relates to the assertion against an Indemnified Party of any claim by a third party (a "Third Party Claim"), within 30 days after the assertion of such
                -----------------
Third Party Claim, or (ii) if such Claim is not in respect of a Third Party Claim, within 30 days after the Purchaser knows about all relevant details and facts upon which the Claim for indemnification is or could have been based pursuant to Article 6 hereof; provided, however, that the failure or delay to so notify the indemnifying party shall not relieve the indemnifying party of any obligation or liability that the indemnifying party may have to the Indemnified Party except to the extent that the indemnifying party demonstrates that the indemnifying parties' ability to defend or resolve such Claim is adversely affected thereby. Any such Claim Notice shall describe the facts and circumstances on which the asserted Claim for indemnification is based, the amount thereof if then ascertainable and, if not then ascertainable, the estimated maximum amount thereof, and the provisions in the Agreement on which the Claim is based.

          (b)  (i)     Subject to the rights of or duties to any insurer or
other third party having potential liability therefor, the indemnifying party shall have the right, upon written notice given to the Indemnified Party within 30 days after receipt of the notice from the Indemnified Party of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at the indemnifying party's sole expense, in which case the provisions of Section 6.5(b)(ii) hereof shall govern.

               (ii) The indemnifying party shall select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defense or handling of such Third Party Claim, and the indemnifying party shall defend or handle the same in consultation with the Indemnified Party and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. The indemnifying party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim, unless (A) the settlement provides an unconditional release and discharge of the Indemnified Party and the Indemnified Party is reasonably satisfied with such discharge and release and (B) the Indemnified Party shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of the Indemnified Party. The Indemnified Party shall cooperate with the indemnifying party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

          (c)  (i)     If the indemnifying party does not give written notice to
the Indemnified Party within 30 days after receipt of the notice from the Indemnified Party of any Third Party Claim of the indemnifying party's election to assume the defense or handling of such Third Party Claim, the provisions of
Section 6.5(c)(ii) hereof shall govern.

               (ii) The Indemnified Party may, at the indemnifying party's expense (which shall be paid from time to time by the indemnifying party as such expenses are incurred by the Indemnified Party), select counsel in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate; provided, however, that the Indemnified Party shall keep the indemnifying party timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the Indemnified Party defends or handles such Third Party Claim, the indemnifying party shall cooperate with the Indemnified Party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

     6.7     HOLDBACK

          6.7.1     Holdback Funds; Pledge of Shares

     The Indemnification Shares (which shall include for purposes of this
Section 6.7 any distributions accrued or made thereon after the date of this Agreement, the net proceeds of any sale of the Indemnification Shares and any other securities or property which may be issued after the date hereof in exchange for the Indemnification Shares in any merger or recapitalization or similar transaction involving Purchaser) shall be deemed as of the Closing to be pledged by the Shareholders to, and the certificates representing the Indemnification Shares shall be held by, Purchaser or any successor thereto pursuant to this Agreement. The Indemnification Cash shall be the subject of a letter of indemnity to be issued by a Swiss first rate bank (the "Issuing Bank")
                                                                  ------------
for the purpose of securing the Voting Shareholders indemnification obligations pursuant to Article 6 hereof (together with the Indemnification Shares: the "Holdback Funds"). So long as any of the Holdback Funds are held by Purchaser
 --------------
hereunder, Purchaser shall have, and the Voting Shareholders hereby grant, effective as of the Closing, a perfected, first-priority security interest in the Holdback Funds to secure payment of amounts payable by the Voting Shareholders in respect of claims under Section 6.2. In connection therewith, each Voting Shareholder shall execute and deliver such instruments as Purchaser may from time to time reasonably request for the purpose of evidencing and perfecting such security interest. The value of the Indemnification Shares in relation to indemnification claims shall be equal to the Base Price of such shares.

     Notwithstanding anything to the contrary herein, the Indemnification Cash will be available to the Purchaser pursuant to a letter of indemnity in the form attached hereto as Exhibit 6.6 (the "Letter of Indemnity"). Whenever this
                                     -------------------
Article 6 calls for the transfer of Indemnification Shares or Indemnification Cash to Purchaser or to the Voting Shareholders, as applicable, such release shall be made in accordance with the terms hereof, and in accordance with the procedures established in the Letter of Indemnity. In the event of any conflict between the provisions of this Agreement and the provisions of the Letter of Indemnity, this Agreement shall govern.

          6.7.2     Holdback Funds Release

     The Issuing Bank shall make payment out of the Indemnification Cash only as follows:

          (a) Indemnification Cash shall be paid to Purchaser in respect of a Claim made by Purchaser, or transferred to a Purchaser Indemnified Party in respect of a claim made by such Indemnified Party, under this Article 6 when, and to the extent, authorized under Section 6.7.3 below.

          (b)     On the first anniversary of the Closing Date (the "Holdback
                                                                     --------
Release Date"), Indemnification Shares having a Base Price value equal to 6.33%
------------
of the Purchase Consideration otherwise to be released to the Key Employees (the "Repledge Shares") shall continue to be held by Purchaser, provided that after
 ---------------
the Holdback Release Date, such Repledge Shares shall be deemed to be Pledge Shares and shall be subject to forfeiture to, Purchaser pursuant to the Pledge Agreement. On the Holdback Release Date all Holdback Funds (other than the Repledge Shares) shall be released to the Voting Shareholders pro rata in accordance with their percentage interest in the Holdback Funds.
Notwithstanding the foregoing, the amount of Holdback Funds to be released on the Holdback Release Date shall be reduced by the amount of Holdback Funds (i) subject to a pending Claim Notice for which the Response Period (as defined below) has not yet expired, (ii) transferred to Purchaser or to a Purchaser Indemnified Party in satisfaction of a Claim made prior to the Release Date or
(iii) held in reserve pending resolution of a Purchaser Open Claim (as defined below) in respect of a Claim Notice delivered prior to the Holdback Release Date.

          (c) After the Holdback Release Date, when a final determination is made with respect to any Purchaser Open Claim, the amount of Holdback Funds transferable to any Purchaser Indemnified Party shall be transferred to the Purchaser Indemnified Party from the Claim Reserve Amount for such Purchaser Open Claim, and the amount of Holdback Funds included in such Claim Reserve Amount remaining after such transfer shall be released to the Voting Shareholders pro rata in accordance with their percentage interest in the amount of Holdback Funds to be released. The Nonemployee Shareholders will receive their interest in the Holdback Funds in cash and the Employee Shareholders will receive their interest in the Holdback Funds in Indemnification Shares.

          6.7.3     Claims Procedure

     The procedure for payment from the Holdback Funds of indemnification amounts to which Purchaser or other Purchaser Indemnified Parties may become entitled under this Article 6 shall be as follows:

          (a) From time to time as Purchaser determines that it or another Purchaser Indemnified Party is entitled to an indemnification payment from the Holdback Funds for a Claim under Section 6.2, Purchaser shall give a Claim Notice to the Shareholder Representative in accordance with Section 6.6.

          (b) If Purchaser has not received from the Shareholder Representative within 30 business days after notice of such Claim is delivered (the "Response Period") a written objection to a Claim stating the facts and
      ---------------
circumstances on which the objection is based, the Claim stated in such Claim Notice shall be conclusively deemed to be approved by the Shareholders and Purchaser shall promptly thereafter transfer to the Purchaser Indemnified Party from the Holdback Funds an amount of Holdback Funds equal in value to the amount of such Claim.

          (c) If, within the Response Period, Purchaser shall have received from the Shareholder Representative a written objection to the claim specifying the nature of and grounds for such objection, then such Claim shall be deemed to be a "Purchaser Open Claim," and Purchaser shall reserve the amount of Holdback
      --------------------
Funds equal in value to the amount of such Purchaser Open Claim (which amount designated for each Purchaser Open Claim is referred to herein as the "Claim
                                                                       -----
Reserve Amount").
--------------

          (d) Holdback Funds within the Claim Reserve Amount for each Purchaser Open Claim shall be transferred only in accordance with either (i) a mutual agreement between Purchaser and the Shareholder Representative which shall be memorialized in writing or (ii) a court order from any competent court having jurisdiction over the parties under Section 7.9 or a final and binding arbitration decision pertaining to the Purchaser Open Claim.

          (e) Transfers from the Holdback Funds in respect of Claims shall be made in Indemnification Shares and Indemnification Cash in the same proportion that such forms of consideration bear to one another in the aggregate Holdback Funds (with the Indemnification Shares valued according to the Base Price).

     6.7.4     Voting; Disposition

     Until transferred to Purchaser or to an Indemnified Party in accordance with the provisions of this Article 6, the Indemnification Shares shall be held of record by the Voting Shareholders for all purposes (including federal income tax purposes), and the Voting Shareholders shall have full right to vote the Indemnification Shares on all matters coming before the stockholders of Purchaser. No interest in the Indemnification Shares may be sold or transferred to any third party prior to any distribution of the Indemnification Shares as Holdback Funds pursuant to Section 6.7.3(b) or (c).

          6.7.5     Merger or Recapitalization

     In the event of any merger or recapitalization or similar transaction involving Purchaser prior to the time when all Indemnification Shares have been transferred or released in accordance with the terms of this Section 6.7, such Indemnification Shares shall be converted or exchanged in accordance with such transaction in the same manner as other Purchaser Common Stock, and any securities or property issued in conversion or exchange thereof shall then be included within the definition of Indemnification Shares and shall otherwise become subject to this Agreement in lieu of such shares of Purchaser Common Stock.

          6.7.6     Taxation of Dividends

     For federal and state income tax purposes, any dividends or other distributions with respect to the Indemnification Shares shall be income of the Voting Shareholders.

     6.8     SHAREHOLDER REPRESENTATIVE

          (a) Each Shareholder hereby irrevocably authorizes and appoints Patrick Schunemann (the "Shareholder Representative"), with full power of
                         --------------------------
substitution and resubstitution, as his, her or its representative and true and lawful attorney-in-fact and agent to act in his, her or its name, place and stead and to execute in the name and on behalf of such Shareholder any Operative Documents to be delivered by the Shareholders.

          (b) The Shareholder Representative may resign at any time. Upon such resignation, each Shareholder hereby authorizes the Shareholder Representative to appoint a new Shareholder Representative to replace such resigning Shareholder Representative with the same powers and duties as such resigning Shareholder Representative, provided that such newly appointed Shareholder Representative shall have been a Shareholder immediately prior to the Closing.

          (c) If the Shareholder Representative or any successor shall die, or become unable to act as the Shareholder Representative, a replacement shall promptly be appointed by a writing signed by Shareholders who received a majority of the purchase consideration under Section 1.3; provided, that such newly appointed Shareholder Representative shall have been a Shareholder immediately prior to the Closing.

                               ARTICLE 7 - GENERAL

     7.1     AMENDMENT

     This Agreement may not be amended except by an instrument in writing signed by Purchaser, the Company and all Shareholders or the Shareholder Representative on their behalf.

     7.2     EXPENSES

     Regardless of whether the transactions contemplated by this Agreement are consummated, each party will pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement (including legal fees and accounting expenses); provided, however, that should any action be brought hereunder, the attorneys' fees and expenses of the prevailing party shall be paid by the other party to such action.

     7.3     NOTICES

     Any notice, request or demand desired or required to be given hereunder shall be in writing given by personal delivery, confirmed facsimile transmission or overnight courier service, in each case addressed as set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice, request or demand shall be the date of personal delivery, the date on which successful facsimile transmission is confirmed or the date actually delivered by a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

     TO PURCHASER:

          Insightful Corporation
          1700 Westlake Avenue N., Suite 500
          Seattle, WA  98109-3044
          Fax: +1 (206) 777-8517
          Attention:  General Counsel

     with a copy to:

          Orrick, Herrington & Sutcliffe LLP
          719 Second Avenue, Suite 900
          Seattle, Washington  98104
          Fax: +1 (206) 839-4301
          Attention:  Alan C. Smith

     TO THE COMPANY:

          Predict AG
          Christoph Merian Ring 11
          CH-4153 Basel
          Fax: +41 (61) 717 93 41

     TO THE SHAREHOLDER REPRESENTATIVE:

          Patrick Schunemann
          Christoph Merian Ring 11
          CH-4153 Basel
          Fax: +41 (61) 717 93 41

     in the case of any of the Company, the Shareholders or the Shareholder Representative, with a copy to:

          Wenger-Plattner
          Aeschenvorstadt 55
          CH-410 Basel
          Fax: +41 (61) 279 70 01
          Attention:  Dr. Bernhard Heusler

     7.4     SEVERABILITY

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     7.5     ENTIRE AGREEMENT

     This Agreement, the Operative Documents and that certain Non-Disclosure Agreement between Purchaser and the Company constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

     7.6     EXCLUSIVE REMEDIES

     Each of the parties hereto acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties hereto shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof (including, without limitation, Article 6) in any competent court having jurisdiction over the parties.

     Notwithstanding the foregoing, except for Losses based on fraud, the Company, the Shareholders and the Purchaser acknowledge and agree that (a) following the Closing, the indemnification provisions of Article 6 shall be the sole and exclusive remedies of the parties (i) for any breach by the other party of the representations and warranties in this Agreement and (ii) for any failure by the other party to perform and comply with any covenants and agreements that, by their terms, were to have been performed or complied with by such party prior to the Closing and (iii) any and all other claims for monetary damages based on the transactions contemplated by this Agreement; and (b) anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein by either party shall give rise to any right on the part of the other party, after the consummation of the transactions contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby.

     7.7     ASSIGNMENT

     This Agreement shall not be assigned by operation of law or otherwise; provided, however, that Purchaser's rights and obligations may be assigned to and assumed by any other corporation wholly owned (directly or through intermediate wholly owned subsidiaries) by Purchaser, so long as any such assignment does not (a) effect the economic or legal substance of the transactions contemplated hereby or (b) create adverse tax consequences for the Company or the Shareholders.

     7.8     PARTIES IN INTEREST

     This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors heirs, legal representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     7.9     GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware applicable to contracts executed in and to be performed in that state. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in the United States in connection with any action relating to this Agreement.

     7.10     HEADINGS

     The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.11     COUNTERPARTS

     This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     7.12     WAIVER OF JURY TRIAL

     Each of Purchaser, the Company and each Shareholder hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the transactions contemplated hereby or the actions of such parties in the negotiation, administration, performance and enforcement hereof.

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Share Purchase Agreement as of the date and year first above written.

                              INSIGHTFUL CORPORATION

                              By   /s/ Sarwat H. Ramadan
                                 -----------------------
                              Name   Sarwat H. Ramadan
                                   -------------------
                              Its   Vice President, Finance & Administration
                                  ------------------------------------------
                                   Chief Financial Officer, Treasurer and
                                   --------------------------------------
                                   Secretary
                                   ---------


                              PREDICT AG

                              By   /S/ Patrick Schunemann
                                 ------------------------
                              Name   Patrick Schunemann
                                   --------------------
                              Its   Chief Executive Officer and President
                                  ---------------------------------------
                              SHAREHOLDERS

                                  /S/ Patrick Schunemann
                              --------------------------
                               Patrick Schunemann
                                  /S/ Stephan Weigandt
                              ------------------------
                              Stephan Weigandt
                                  /S/ Frank Block
                              -------------------
                              Frank Block
                                  /S/ Kalinka Fedeli
                              ----------------------
                              Kalinka Fedeli
                                  /S/ Christoph Adler
                              -----------------------
                              Christoph Adler
                                  /S/ Patrick Borel
                              ---------------------
                              Patrick Borel
                                  /S/ Patrick Knupfer
                              -----------------------
                              Patrick Knupfer
                                  /S/ Stephen Birds
                              ---------------------
                              Stephen Birds
                                  /S/ Claude Blaschette
                              -------------------------
                              Claude Blaschette
                                  /S/ Urs Baumann
                              -------------------
                              Urs Baumann

                                  /S/ Lukas Heusler
                              ---------------------
                              Lukas Heusler
                                  /S/ Manuela Maier Blaschette
                              --------------------------------
                              Manuela Maier Blaschette

                                    ADDENDUM

                                     TO THE

                            SHARE PURCHASE AGREEMENT

                                     BETWEEN

                             INSIGHTFUL CORPORATION,

                                   PREDICT AG,

                                       AND

                         THE SHAREHOLDERS OF PREDICT AG


     This addendum (this "Addendum"), dated September 12, 2001, amends and modifies the Share Purchase Agreement (the "Agreement") made and entered into on
                                            ---------
September 12, 2001, by and among Insightful Corporation, a Delaware corporation ("Purchaser"), Predict AG, a Swiss corporation (the "Company"), and the
  ---------                                          -------
individuals listed in Exhibit 1.3 of the Agreement, being shareholders holding only voting shares or voting shares and non-voting shares ("Voting Shareholders") and shareholders holding only non-voting shares ("Non-Voting Shareholders") of the Company (together, the "Shareholders").
                                              ------------

     Purchaser, Company and Shareholders understand that the price of Insightful stock is subject to market risk and other varieties of risk disclosed in the Purchaser's SEC filings (including 10-k, 10-Q and proxy statements).

     In addition, Purchaser hereby discloses to the Shareholders and the Company that, whereas approximately 30% of Purchaser's revenue is derived from sales to financial institutions in the United States, the recent destruction of the World Trade Center will materially adversely affect the results of operations in the short-term and could also adversely affect the stock price.

                             SIGNATURE PAGE FOLLOWS


THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Share Purchase Agreement as of the date and year first above written.
                              INSIGHTFUL CORPORATION

                              By   /s/ Sarwat H. Ramadan
                                 -----------------------
                              Name   Sarwat H. Ramadan
                                   -------------------
                              Its   Vice President, Finance & Administration
                                  ------------------------------------------
                                   Chief Financial Officer, Treasurer and
                                   --------------------------------------
                                   Secretary
                                   ---------


                              PREDICT AG

                              By   /S/ Patrick Schunemann
                                 ------------------------
                              Name   Patrick Schunemann
                                   --------------------
                              Its   Chief Executive Officer and President
                                  ---------------------------------------
                              SHAREHOLDERS

                                  /S/ Patrick Schunemann
                              --------------------------
                               Patrick Schunemann
                                  /S/ Stephan Weigandt
                              ------------------------
                              Stephan Weigandt
                                  /S/ Frank Block
                              -------------------
                              Frank Block
                                  /S/ Kalinka Fedeli
                              ----------------------
                              Kalinka Fedeli
                                  /S/ Christoph Adler
                              -----------------------
                              Christoph Adler
                                  /S/ Patrick Borel
                              ---------------------
                              Patrick Borel
                                  /S/ Patrick Knupfer
                              -----------------------
                              Patrick Knupfer
                                  /S/ Stephen Birds
                              ---------------------
                              Stephen Birds
                                  /S/ Claude Blaschette
                              -------------------------
                              Claude Blaschette
                                  /S/ Urs Baumann
                              -------------------
                              Urs Baumann
                                  /S/ Lukas Heusler
                              ---------------------
                              Lukas Heusler
                                  /S/ Manuela Maier Blaschette
                              --------------------------------
                              Manuela Maier Blaschette

                                 SECOND ADDENDUM
                                     TO THE
                            SHARE PURCHASE AGREEMENT
                                     BETWEEN

                             INSIGHTFUL CORPORATION,
                                   PREDICT AG,
                                       AND
                         THE SHAREHOLDERS OF PREDICT AG

     This addendum (this "Addendum"), dated September 25, 2001, amends and modifies the Share Purchase Agreement (the "Agreement") made and entered into on
                                            ---------
September 12, 2001, by and among Insightful Corporation, a Delaware corporation ("Purchaser"), Predict AG, a Swiss corporation (the "Company"), and the
  ---------                                          -------
individuals listed in Exhibit 1.3 of the Agreement, being shareholders holding only voting shares or voting shares and non-voting shares ("Voting Shareholders") and shareholders holding only non-voting shares ("Non-Voting Shareholders") of the Company (together, the "Shareholders").
                                              ------------

SECTION 1.2

     The first sentence of Section 1.2 is hereby deleted and replaced with the
                           -----------
following:

               Subject to the terms and conditions of this Agreement, the Closing of the transactions contemplated hereby (the "Closing")
                                                                     -------
               shall take place on September 25, 2001, (the "Closing Date"),
                                                             ------------
               after the execution and/or delivery of the documents and instruments set forth in Article 4 hereof, at 6:00 p.m. local time at the offices of Wenger-Plattner, Aeschenvorstadt 55, Basel, Switzerland, or such other time or location as Purchaser and the Company shall agree.

SECTION 1.3

     Sub-Paragraph 1.3(a)(ii) is hereby deleted and replaced with the following:
     ------------------------

                    Employee Shareholders. Subject to Section 1.3(c), each
                    ---------------------
               Shareholder who is an employee of the Company (an "Employee
                                                                  --------
               Shareholder"), shall receive his or her pro rata portion of the
               -----------
               Purchase Consideration 50% in cash (U.S. $) and 50% in shares of Purchaser common stock, par value U.S. $0.01 per share (the "Purchaser Common Stock"), valued at $2.44591 per share (the
                ----------------------
               "Base Price"). The total
                ----------
               number of shares of Purchaser Common Stock to be issued hereunder shall be 300,000.

     Sub-Paragraph 1.3(c)(i) is hereby deleted and replaced with the following:
     ----------------------

               cash in the amount of 23% of the Purchase Consideration otherwise payable to the two Nonemployee Shareholders who are Voting Shareholders under this Section 1.3 shall be the subject of letter of indemnity to be issued by a first rate Swiss bank for the purpose of securing the indemnification obligations of the Voting Shareholders pursuant to Article 6 hereof (the "Indemnification Cash"),
                --------------------

     The following is hereby added as Paragraph 1.3(e):
                                      ----------------

               The Purchase Consideration shall be delivered, in the form and on the dates as described in Paragraphs (a) - (d) above, to the Shareholder Representative for distribution to the Shareholders according to this Agreement, and Purchaser shall upon such delivery be held harmless for any actions taken by the Shareholder Representative after such delivery.

SECTION 2.3

     The second sentence of Paragraph 2.3(a) is hereby deleted and replaced with
                            ----------------
the following:

               The Shares are and as of the Closing will be held of record and, to the knowledge of the Company and each Voting Shareholder, beneficially by the Shareholders as set forth on Schedule 2.3(a) to the Company Disclosure Memorandum.

SECTION 4.1

     The text of Paragraph 4.1(i) is hereby deleted in its entirety.
                 ----------------

SECTION 4.2

     The following is hereby added as Paragraph 4.2(f):
                                      ----------------

               the opinion letter of counsel for the Purchaser, dated the Closing Date, in the form attached hereto as Exhibit 4.2(f);
                                                            ---------------

     The following is hereby added as Paragraph 4.2(g):
                                      ----------------

               a certificate of the transfer agent of the Purchaser, confirming issuance of certificates representing the Purchaser Common Stock allocated in accordance with Exhibit 1.3.

                                   SECTION 6.7

               Sub-Section 6.7.1 is hereby deleted and replaced with the
               -----------------
          following:

                         7.12.1     Holdback Funds; Pledge of Shares

                    The Indemnification Shares (which shall include for purposes of this Section 6.7 any distributions accrued or made thereon after the date of this Agreement, the net proceeds of any sale of the Indemnification Shares and any other securities or property which may be issued after the date hereof in exchange for the Indemnification Shares in any merger or recapitalization or similar transaction involving Purchaser) shall be deemed as of the Closing to be pledged by the Shareholders to, and the certificates representing the Indemnification Shares shall be held by, Purchaser or any successor thereto pursuant to this Agreement. The Indemnification Cash shall be the subject of a letter of indemnity to be issued by a Swiss first rate bank (the "Issuing Bank") for the purpose of securing the Voting
                ------------
               Shareholders indemnification obligations pursuant to Article 6 hereof (together with the Indemnification Shares: the "Holdback
                                                                      --------
               Funds"). So long as any of the Holdback Funds are held by
               -----
               Purchaser hereunder, Purchaser shall have, and the Voting Shareholders hereby grant, effective as of the Closing, a perfected, first-priority security interest in the Holdback Funds to secure payment of amounts payable by the Voting Shareholders in respect of claims under Section 6.2. In connection therewith, each Voting Shareholder shall execute and deliver such instruments as Purchaser may from time to time reasonably request for the purpose of evidencing and perfecting such security interest. The value of the Indemnification Shares in relation to indemnification claims shall be equal to the Base Price of such shares.

                    Notwithstanding anything to the contrary herein, the
               Indemnification Cash will be available to the Purchaser pursuant to a letter of indemnity in the form attached hereto as Exhibit
               6.6 (the "Letter of Indemnity"). Whenever this Article 6 calls
                         -------------------
               for the transfer of Indemnification Shares or Indemnification Cash to Purchaser or to the Voting Shareholders, as applicable, such release shall be made in accordance with the terms hereof, and in accordance with the procedures established in the Letter of Indemnity. In the event of any conflict between the provisions of this Agreement and the provisions of the Letter of Indemnity, this Agreement shall govern.

               The first sentence of Sub-Section 6.7.2 is hereby deleted and
                                     -----------------
          replaced with the following:

               The Issuing Bank shall make payment out of the Indemnification Cash only as follows:

          Paragraph 6.7.2(a) is hereby deleted and replaced with the following:
          ------------------

               Indemnification Cash shall be paid to Purchaser in respect of a Claim made by Purchaser, or transferred to a Purchaser Indemnified Party in respect of a claim made by such Indemnified Party, under this Article 6 when, and to the extent, authorized under Section 6.7.3 below.

          The final sentence of Paragraph 6.7.2(c) is hereby deleted and
                                ------------------
     replaced with the following:

               The Nonemployee Shareholders will receive their interest in the Holdback Funds in cash and the Employee Shareholders will receive their interest in the Holdback Funds in Indemnification Shares.

SCHEDULE OF EXHIBITS

     The Schedule of Exhibits is hereby deleted and replaced with the following:

          1.3     --   Purchase Consideration Spreadsheet
          2       --   Company Disclosure Memorandum
          2A      --   Shareholder Disclosure Memorandum
          4.1(a)  --   Opinion of Counsel for the Company and the Shareholders
          4.1(d)  --   Fiduciary Agreement
          4.1(e)  --   Form of Pledge Agreement
          4.1(f)  --   Form of Proprietary Information, Invention and
                       Noncompetition Agreement ("Erg nzungsvereinbarung");
                       Employee List
          4.1(j)  --   Declaration of Assignment of Shares of the Company
          4.1(l)  --   Board resolution
          4.1(m)  --   Termination by Mutual Consent of Shareholders Agreement
          4.2(a)  --   Secretary's Certificate
          4.2(b)  --   Certificate of Delaware Secretary of State
          4.2(d)  --   Certified Minutes of Resolution by the Board
          4.2(e)  --   Irrevocable Letter of Instruction to Purchaser's Transfer
                       Agent
          4.2(f)  --   Opinion of Counsel for the Purchaser
          4.2(g)  --   Certificate of Transfer Agent
          6.6     --   Letter of Indemnity

                             SIGNATURE PAGE FOLLOWS

THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Share Purchase Agreement as of the date and year first above written.

                              INSIGHTFUL CORPORATION

                              By   /s/ Sarwat H. Ramadan
                                 -----------------------
                              Name   Sarwat H. Ramadan
                                   -------------------
                              Its   Vice President, Finance & Administration
                                  ------------------------------------------
                                   Chief Financial Officer, Treasurer and
                                   --------------------------------------
                                   Secretary
                                   ---------


                              PREDICT AG

                              By   /S/ Patrick Schunemann
                                 ------------------------
                              Name   Patrick Schunemann
                                   --------------------
                              Its   Chief Executive Officer and President
                                  ---------------------------------------

                              SHAREHOLDERS

                                  /S/ Patrick Schunemann
                              --------------------------
                               Patrick Schunemann
                                  /S/ Stephan Weigandt
                              ------------------------
                              Stephan Weigandt
                                  /S/ Frank Block
                              -------------------
                              Frank Block
                                  /S/ Kalinka Fedeli
                              ----------------------
                              Kalinka Fedeli
                                  /S/ Christoph Adler
                              -----------------------
                              Christoph Adler
                                  /S/ Patrick Borel
                              ---------------------
                              Patrick Borel
                                  /S/ Patrick Knupfer
                              -----------------------
                              Patrick Knupfer
                                  /S/ Stephen Birds
                              ---------------------
                              Stephen Birds
                                  /S/ Claude Blaschette
                              -------------------------
                              Claude Blaschette
                                  /S/ Urs Baumann
                              -------------------
                              Urs Baumann
                                  /S/ Lukas Heusler
                              ---------------------
                              Lukas Heusler
                                  /S/ Manuela Maier Blaschette
                              --------------------------------
                              Manuela Maier Blaschette